EXHIBIT 99.1

Hudson Technologies Reports First Quarter 2014 Results

pearl river, ny – April 23, 2014 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the quarter ended March 31, 2014.

Revenues for the three months ended March 31, 2014 were $15.6 million as compared to $22.9 million in the comparable 2013 period. While overall volume increased by nearly 20%, the 32% decrease in revenues was primarily due to the approximately 50% decrease in the sale price of certain refrigerants when compared to 2013. Net income for the quarter was $160,000, or $0.01 per basic and diluted share, compared to net income of $4.5 million, or $0.18 per basic share and $0.17 per diluted share, in the first quarter of 2013.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “As expected, we saw a decrease in revenue for the quarter as compared to last year due to the approximately 50% decline in the price of R-22 during 2013 following the issuance of the EPA’s disappointing final rule last April, which increased R-22 allowances for 2013 and 2014. Nonetheless, we stayed focused on serving the needs of existing and new customers and, despite some challenging weather in the first quarter of 2014, drove increased volumes during the quarter as well as an increase in service revenues compared to last year. We look forward to the EPA’s final rule for the 2015 through 2020 time period and believe the EPA’s return to a step down approach to the phase out of virgin production of R-22 will provide certainty in the market and a foundation for the growth in reclamation.”

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss the first quarter results today, April 23, 2014 at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”. To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until May 23, 2014 and may be accessed by dialing (877) 660-6853. International callers may dial (201) 612-7415. Callers should use conference ID: 13580084. A transcript of the call will be available on the Hudson Technologies website approximately 24 hours after its completion.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative solutions to recurring problems within the refrigeration industry. Hudson's proprietary RefrigerantSide® Services increase operating efficiency and energy savings, and remove moisture, oils and other contaminants frequently found in the refrigeration circuits of large comfort cooling and process refrigeration systems. Performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies, RefrigerantSide® Services offer significant savings to customers due to their ability to be completed rapidly and at higher purity levels, and can be utilized while the customer's system continues to operate. In addition, the Company sells refrigerants and provides traditional reclamation services to the commercial and industrial air conditioning and refrigeration markets. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the markets for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements which become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's periodic reports filed with the Securities and Exchange Commission.  The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and subsidiaries

Consolidated Income Statements

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three month period
	ended March 31,
	2014	2013

Revenues	$15,584	$22,877
Cost of sales	13,782	13,715
Gross Profit	1,802	9,162

Total operating expenses	1,335	1,757

Operating income	467	7,405

Interest expense	209	197

Income before income taxes	258	7,208

Income tax expense	98	2,739

Net income	$160	$4,469

Net income per common share - Basic	$0.01	$0.18
Net income per common share - Diluted	$0.01	$0.17
Weighted average number of shares outstanding - Basic	25,090,386	24,334,966
Weighted average number of shares outstanding - Diluted	26,851,678	26,751,714

Hudson Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	March 31,	December 31,
	2014	2013
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$2,489	$669
Trade accounts receivable - net	10,221	3,706
Income taxes receivable	2,709	2,709
Inventories	26,104	33,967
Deferred tax asset	207	207
Prepaid expenses and other current assets	3,103	608
Total current assets	44,833	41,866

Property, plant and equipment, less accumulated depreciation	4,417	4,536
Other assets	93	106
Deferred tax asset	5,265	5,363
Investments in affiliates Intangible assets, less accumulated amortization	424 51	440 57
Total Assets	$55,083	$52,368

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$7,577	$3,955
Accrued payroll	388	289
Short-term debt and current maturities of long-term debt	14,242	15,367
Total current liabilities	22,207	19,611
Long-term debt, less current maturities	4,597	4,671
Total Liabilities	26,804	24,282

Commitments and contingencies

Stockholders' equity:

Preferred stock, shares authorized 5,000,000: Series A convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	0	0
Common stock, $0.01 par value; shares authorized 50,000,000; issued and outstanding 25,090,386 and 25,070,386	251	251
Additional paid-in capital	44,977	44,944
Accumulated deficit	(16,949)	(17,109)
Total Stockholders' Equity	28,279	28,086

Total Liabilities and Stockholders' Equity	$55,083	$52,368